MANAGEMENT AGREEMENT

Catalyst Funds

Exhibit 1

Amendment Dated:  December 30, 2009

Percentage of Average

Fund

Daily Net Assets

Catalyst Value Fund

1.25%

Catalyst High Income Fund

1.00%

Catalyst Total Return Income Fund

1.00%

Catalyst Rising Dividend Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst Funds

By: /s/ Christopher Anci

Print Name: Christopher Anci

Title: President

Catalyst Capital Advisors LLC

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: Member